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                                                                  Exhibit 4(b)


                                AMENDMENT NO. 1
                                       to
                                RIGHTS AGREEMENT


                 AMENDMENT NO. 1, dated as of May 10, 1994, to the Rights Agreement, dated as of February 16, 1990 (the "Rights Agreement"), between The Washington Water Power Company, a Washington corporation (the "Company"), and The Bank of New York, as Rights Agent (the "Rights Agent").

                 WHEREAS, all capitalized terms used herein, unless otherwise defined, shall have the respective meanings ascribed to them in the Rights Agreement; and

                 WHEREAS, on November 9, 1993 (the "Effective Date"), the Company issued and distributed one Common Share for each Common Share outstanding and held of record on October 23, 1993, under a two-for-one stock split effected in the form of a 100% stock dividend payable in Common Shares (the "Stock Split"); and

                 WHEREAS, pursuant to Section 11(m) and Section 23(b) of the Rights Agreement and without action on the part of the Company, on the Effective Date

                 (i) the Exercise Price per Right was proportionately reduced from $80 to $40;

                 (ii) the number of Rights outstanding was proportionately increased so that each Common Share outstanding on and after the Effective Date had issued with respect to it one Right (which represented the number of Rights which each Common Share had issued with respect to it immediately prior to the Effective
                          Date); and

                 (iii) the Redemption Price was proportionately reduced from $.01 per Right to $.005 per Right,

all for the purpose of keeping the number of Rights, the Exercise Price of each Right, and the Redemption Price of each Right on and after the Effective Date proportionate to the number of Rights, the Exercise Price of each Right, and the Redemption Price of each Right, respectively, immediately prior to the Effective Date; and

                 WHEREAS, the Rights Agreement contains no provision which expressly provides for the adjustment, as a result of the Stock Split, of the portion of a Preferred Share to be purchased upon the exercise of a Right so that the economic value of a Right on and after the Effective Date is proportionate to the economic value of a Right immediately prior to the Effective Date, as is contemplated by the Rights Agreement with respect to the Exercise Price per Right, the number of Rights and the Redemption Price per Right, as aforesaid; and
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                 WHEREAS, the expiration date specified in the Rights Agreement differs from the expiration date specified in the form of Right Certificate attached as a exhibit to the Rights Agreement and in the Company's reports and registration statements filed under the federal securities laws, including the Company's Current Report on Form 8-K dated February 16, 1990 disclosing the terms of the Rights Agreement and the Company's Registration Statement on Form 8-A for the registration of the Rights, and the date so specified in the Rights Certificate accurately reflects the intention of the Board of Directors in approving the Rights Agreement;

                 NOW, THEREFORE, pursuant to Section 26 of the Rights Agreement, in order to cure any ambiguity in the Rights Agreement which may be occasioned by stock dividends, stock splits and similar transactions, and in order to cure any ambiguity in the Rights Agreement relating to its expiration date, and in order to make provision in regard to certain matters or questions arising under the Rights Agreement which the Company deems necessary and desirable and which are consistent with the objectives of the Board of Directors of the Company in authorizing the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

                 1. Amendment of Section 11(m). Section 11(m) of the Rights Agreement is hereby amended to read in its entirety as follows:

                 "(m) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on its Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of its Common Shares (by reclassification or otherwise than by payment of dividends in its Common Shares) into a greater or lesser number of Common Shares of the Company, then in any such case (i) the Exercise Price in effect after such event upon proper exercise of each Right shall be determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction, the numerator of which is the number of such Common Shares outstanding immediately before such event and the denominator of which is the number of such Common Shares outstanding immediately after such event, (ii) each Common Share of the Company outstanding immediately after such event shall have issued with respect to it that number of Rights which each such Common Share outstanding immediately prior to such event had issued with respect to it, and (iii) the number of hundredths of a Preferred Share issuable upon the exercise of a Right shall be determined by multiplying the number of hundredths of a Preferred Share issuable upon the exercise of a Right immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and
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                 the denominator of which is the number of such Common Shares outstanding immediately after such event. The adjustments provided for in this Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected."

                 2. Applicability to Stock Split. Effective as of the Effective Date, the portion of a Preferred Share issuable upon the exercise of a Right shall be one two-hundredth (1/200), until further adjusted in accordance with the terms of the Rights Agreement.

                 3. Amendment of Section 7(a)(i) - definition of "Final Expiration Date". Section 7(a)(i) of the Rights Agreement is hereby amended by deleting therefrom the date "June 6, 1999" and substituting in lieu therefor the date "February 16, 1990".

                 4. Rights Agreement Remains in Full Force and Effect. Except as provided in this Amendment No. 1 to Rights Agreement, the Rights Agreement remains unmodified and in full force and effect.

                 5. Certificate of Adjustment. This Amendment No. 1 to Rights Agreement shall satisfy the requirement for a certificate of adjustment required by Section 12(a) of the Rights Agreement, and delivery of this Amendment No. 1 to the Rights Agent shall satisfy the requirement for delivery to the Rights Agent of such certificate of adjustment pursuant to Section 12(b) of the Rights Agreement.

                 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
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                 IN WITNESS WHEREOF, the Company and the Rights Agent have
caused this Amendment No. 1 to be duly executed as of the day and year first above written.



                                          THE WASHINGTON WATER POWER COMPANY



                                          By:
                                             --------------------------------
                                              Name: Ronald R. Peterson
                                              Title: Treasurer


                                          THE BANK OF NEW YORK



                                          By:   \s\ Robert Dietz
                                              --------------------------------
                                              Name: Robert Dietz
                                              Title: Assistant Vice President
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                 IN WITNESS WHEREOF, the Company and the Rights Agent have
caused this Amendment No. 1 to be duly executed as of the day and year first above written.



                                          THE WASHINGTON WATER POWER COMPANY



                                          By:   \s\ Ronald R. Peterson
                                              --------------------------------
                                              Name: Ronald R. Peterson
                                              Title: Treasurer


                                          THE BANK OF NEW YORK



                                          By:
                                             --------------------------------
                                              Name: Robert Dietz
                                              Title: Assistant Vice President